SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED May 22, 2000
(To Prospectus dated February 18, 2000)


                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                          Sponsor and Master Servicer

                   Countrywide Home Equity Loan Trust 2000-B
                                    Issuer

      Revolving Home Equity Loan Asset Backed Certificates, Series 2000-B
                            Class A-2 Certificates

                          --------------------------

                          The Class A-2 Certificates

The Class A-2 Certificates
represent obligations of the       o   This supplement relates to the
trust only and do not                  offering of the Class A-2
represent an interest in or            Certificates. This supplement does not
obligation of CWABS, Inc.,             contain complete information about the
Countrywide Home Loans, Inc.           offering of the Class A-2
or any of their affiliates.            Certificates. Additional information
                                       is contained in the prospectus
This supplement may be used to         supplement dated May 22, 2000 prepared
offer and sell the offered             in connection with the offering of the
certificates only if                   Class A-2 Certificates and in the
accompanied by the prospectus          prospectus of the depositor dated
supplement and the prospectus.         February 18, 2000. You are urged to
                                       read this supplement, the prospectus
                                       supplement and the prospectus in full.

                                   o   As of August 15, 2001, the class
                                       certificate balance of the Class A-2
                                       Certificates was approximately
                                       $98,959,552.


NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 22, 2001

THE TRUST FUND

         As of August 1, 2001 (the "Reference Date"), the Trust Fund included approximately 14,120 Mortgage Loans, 11,301 of which are included in Loan Group 1 and 2,819 of which are included in Loan Group 2. As of the Reference Date Loan Group 1 had an aggregate Stated Principal Balance of approximately $246,530,925 and Loan Group 2 had an aggregate Stated Principal Balance of approximately $101,734,168.

         The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                               Loan Group 1         Loan Group 2
                                                                               ------------         ------------
Aggregate Stated Principal Balance of the Mortgage Loans..................     $246,530,925         $101,734,168
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
         30-59 days.......................................................         0.44%                0.27%
         60-90 days.......................................................         0.12%                0.06%
         91 days or more (excluding pending foreclosures).................         0.27%                0.46%
                                                                                   -----                -----
         Total Delinquencies..............................................         0.83%                0.79%
                                                                                   =====                =====
Foreclosures Pending......................................................         0.06%                0.00%
                                                                                   -----                -----
    Total Delinquencies and foreclosures pending..........................         0.89%                0.79%
                                                                                   =====                =====

--------------
(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

     Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

     At March 31, 2001 Countrywide provided servicing for approximately $294.7 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At March 31, 2001, Countrywide provided servicing for approximately $3.9 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:



                                                     Delinquency and Foreclosure Experience(1)
                             As of December 31, 1999          As of December 31, 2000            As of March 31, 2001
                             -----------------------          -----------------------            --------------------
Portfolio.............      $2,412,534,167.47        --        $3,748,790,561.82     --       $3,890,660,494.75        --
Delinquency
percentage(1)

       30-59 days.....          $5,554,389.27       0.23%        $14,580,950.53     0.39%       $12,661,189.47        0.33%
       60-89..........          $2,123,878.51       0.09%         $4,626,810.83     0.12%        $4,254,118.61        0.11%
       90+ days.......         $4,665,157.69        0.19%        $10,660,110.74     0.28%       $13,457,917.53        0.35%
                               --------------       -----        --------------     -----       --------------        -----
           Total(2)...        $12,343,425.47        0.51%        $29,867,872.10     0.80%       $30,373,225.61        0.78%
                              ===============       =====        ==============     =====       ==============        =====
Foreclosure Rate(3)...            $646,956.56       0.03%         $1,232,842.13     0.03%        $1,464,241.88        0.04%
Bankruptcy Rate(4)....          $7,706,013.75       0.32%         $9,192,831.89     0.25%       $11,093,154.43        0.29%
--------------

(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

                   DESCRIPTION OF THE CLASS A-2 CERTIFICATES

     The Class A-2 Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

     As of August 15, 2001 (the "Certificate Date"), the Certificate Principal Balance of the Class A-2 Certificates was approximately $98,959,552. As of the Certificate Date the Pool Factor for Loan Group 2 was approximately 0.5349904 and the Invested Amount was approximately $98,959,552. For additional information with respect to the Class A-2 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

         The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                            THE CERTIFICATE INSURER

     Financial Guaranty Insurance Corporation is the Certificate Insurer as described in the Prospectus Supplement. See "The Certificate Insurer" in the Prospectus Supplement.

     Financial Guaranty Insurance Corporation is a wholly owned subsidiary of FGIC Corporation, a Delaware holding company. FGIC Corporation is a wholly owned subsidiary of General Electric Capital Corporation. The Certificate Insurer is required to file quarterly and annual statutory financial statements and is subject to statutory restrictions concerning the types and quality of investments, the use of policy forms, premium rates and the size of risk that it may insure, subject to reinsurance. Additionally, the Certificate Insurer is subject to triennial audits by the State of New York Insurance Department. Copies of the Certificate Insurer's quarterly and annual statutory statements filed by the Certificate Insurer with the State of New York Insurance Department are available upon request to Financial Guaranty Insurance Company, 115 Broadway, New York, New York 10006, Attention:
Corporate Communications Department. The Certificate Insurer's telephone number is (212) 312-3000.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class A-2 Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

     On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Class A-2 Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

     The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

     The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class A-2 Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Class A-2 Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                    RATINGS

     The Class A-2 Certificates are currently rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Class A-2 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

                                             LOAN GROUP 1

                                          Principal Balances



-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
            Range of                     Number of               Aggregate Unpaid         Loan Group
     Principal Balances ($)           Mortgage Loans            Principal Balance            (%)
-------------------------------------------------------------------------------------------------------
$      0.00  to  $  10,000                     3,099                $9,385,738.32                3.81
$ 10,000.01  to  $  20,000                     3,521                53,751,241.15               21.80
$ 20,000.01  to  $  30,000                     2,131                53,164,962.05               21.57
$ 30,000.01  to  $  40,000                     1,065                37,514,174.00               15.22
$ 40,000.01  to  $  50,000                       589                26,662,176.53               10.81
$ 50,000.01  to  $  60,000                       301                16,634,898.29                6.75
$ 60,000.01  to  $  70,000                       178                11,567,063.31                4.69
$ 70,000.01  to  $  80,000                       138                10,426,361.40                4.23
$ 80,000.01  to  $  90,000                        78                 6,612,605.08                2.68
$ 90,000.01  to  $ 100,000                       146                14,123,068.90                5.73
$100,000.01  to  $ 125,000                        42                 4,754,939.71                1.93
$125,000.01  to  $ 150,000                        10                 1,400,285.13                0.57
$150,000.01  to  $ 175,000                         1                   153,653.64                0.06
$175,000.01  to  $ 200,000                         2                   379,757.68                0.15
-------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                 ======================================================================




                                  Combined Loan-to-Value Ratios (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
       Range of Combined                Number of                Aggregate Unpaid          Loan Group
    Loan-to-Value Ratios (%)          Mortgage Loans            Principal Balance                (%)
-------------------------------------------------------------------------------------------------------
    0 - 10.00                                     22                  $409,304.24                0.17
 10.01- 20.00                                     82                 1,806,457.08                0.73
 20.01- 30.00                                     87                 2,073,587.42                0.84
 30.01- 40.00                                    155                 3,399,871.30                1.38
 40.01- 50.00                                    311                 7,167,833.62                2.91
 50.01- 60.00                                    554                12,803,838.40                5.19
 60.01- 70.00                                  1,608                37,526,521.51               15.22
 70.01- 80.00                                  2,343                53,301,501.42               21.62
 80.01- 90.00                                  3,613                72,358,467.99               29.35
 90.01-100.00                                  2,526                55,683,542.21               22.59
                                ----------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                ======================================================================


---------------------------------
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) to (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.




                                              Loan Rates
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
            Range of                    Number of                Aggregate Unpaid         Loan Group
         Loan Rates (%)               Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
 4.501 -  5.000                                    1                   $40,000.00                0.02
 5.501 -  6.000                                    1                    36,185.87                0.01
 6.501 -  7.000                                  596                15,361,061.85                6.23
 7.001 -  7.500                                1,847                41,842,168.47               16.97
 7.501 -  8.000                                2,128                49,266,430.56               19.98
 8.001 -  8.500                                  324                 7,978,181.24                3.24
 8.501 -  9.000                                1,663                30,385,433.96               12.33
 9.001 -  9.500                                1,239                26,642,791.13               10.81
 9.501 - 10.000                                1,507                32,507,193.12               13.19
10.001 - 10.500                                1,205                26,606,681.62               10.79
10.501 - 11.000                                  551                11,474,508.85                4.65
11.001 - 11.500                                  196                 3,669,053.21                1.49
11.501 - 12.000                                   32                   534,382.08                0.22
12.001 - 12.500                                    7                   140,908.61                0.06
12.501 - 13.000                                    4                    45,944.62                0.02
-------------------------------------------------------------------------------------------------------
        Total                                  11,301              $246,530,925.19              100.00
                                 ======================================================================



                                    Geographical Distribution (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                        Number of                Aggregate Unpaid         Loan Group
             State                    Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
AK                                                44                $1,079,719.30                0.44
AL                                               179                 3,492,065.23                1.42
AZ                                               383                 7,726,927.32                3.13
CA                                             2,281                64,581,210.38               26.20
CO                                               560                13,044,779.03                5.29
CT                                                89                 1,704,595.50                0.69
DC                                                12                   409,242.52                0.17
DE                                                22                   223,747.88                0.09
FL                                               548                 9,852,447.80                4.00
GA                                               315                 6,313,826.83                2.56
HI                                                80                 2,582,595.25                1.05
IA                                                33                   428,413.23                0.17
ID                                               136                 2,788,432.83                1.13
IL                                               419                 7,688,936.64                3.12
IN                                               198                 3,604,404.86                1.46
KS                                               177                 3,222,721.80                1.31
KY                                               105                 1,896,419.14                0.77
LA                                               126                 2,355,162.94                0.96
MA                                               341                 7,624,032.98                3.09
MD                                               174                 3,646,361.06                1.48
ME                                                27                   579,125.56                0.23
MI                                               829                16,454,921.41                6.67
MN                                               119                 2,046,205.67                0.83
MO                                               204                 3,759,907.54                1.53
MS                                                47                   792,584.58                0.32
MT                                               100                 2,046,077.38                0.83
NC                                               277                 5,326,578.54                2.16
ND                                                 4                    82,538.96                0.03
NE                                                64                   858,833.51                0.35
NH                                                76                 1,637,684.46                0.66
NJ                                               310                 6,772,216.92                2.75
NM                                                87                 1,865,777.57                0.76
NV                                               146                 2,896,859.46                1.18
NY                                               283                 6,868,922.06                2.79
OH                                               408                 7,098,828.47                2.88
OK                                               164                 2,791,788.81                1.13
OR                                               246                 5,596,350.81                2.27
PA                                               319                 5,699,739.36                2.31
RI                                                27                   575,629.61                0.23
SC                                                97                 1,816,364.97                0.74
SD                                                10                   165,583.54                0.07
TN                                               194                 3,376,854.37                1.37
UT                                               184                 4,176,501.40                1.69
VA                                               221                 4,494,289.34                1.82
VT                                                 8                   127,668.20                0.05
------------------------------------------------------------------------------------------------------




                                    Geographical Distribution (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                        Number of                Aggregate Unpaid         Loan Group
             State                    Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
WA                                               427                10,773,760.40                4.37
WI                                               124                 2,300,443.43                0.93
WV                                                17                   131,817.45                0.05
WY                                                60                 1,151,028.89                0.47
------------------------------------------------------------------------------------------------------
       Total                                  11,301              $246,530,925.19              100.00
                                 ======================================================================


---------------------------------
(1) Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.




                                            Property Type
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Property Type                Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
2-4Units                                          82                $1,849,534.19                0.75
Lo Condo                                         589                11,018,617.52                4.47
PUD                                            1,487                34,258,428.15               13.90
SinglFam                                       9,143               199,404,345.33               80.88
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                 ======================================================================




                                            Lien Priority
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Lien Priority                Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
1st Liens                                        198                $6,566,752.17                2.66
2nd Liens                                     11,103               239,964,173.02               97.34
-------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                 ======================================================================




                                               Margins
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Range of Margins             Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
0.000%                                           484               $11,307,282.11                4.59
0.001 - 0.250                                    114                 4,013,096.80                1.63
0.251 - 0.500                                    562                15,469,741.46                6.27
0.501 - 0.750                                  1,288                26,402,583.02               10.71
0.751 - 1.000                                    557                14,839,062.23                6.02
1.001 - 1.250                                  1,572                34,470,069.28               13.98
1.251 - 1.500                                    178                 3,733,034.21                1.51
1.501 - 1.750                                    143                 4,264,285.84                1.73
1.751 - 2.000                                  1,343                23,765,914.17                9.64
2.001 - 2.250                                    320                 6,658,574.06                2.70
2.251 - 2.500                                    518                12,976,864.20                5.26
2.501 - 2.750                                    724                13,812,482.34                5.60
2.751 - 3.000                                    785                17,983,383.28                7.29
3.001 - 3.250                                    720                14,447,254.68                5.86
3.251 - 3.500                                    594                13,956,926.46                5.66
3.501 - 3.750                                    613                12,613,711.33                5.12
3.751 - 4.000                                     90                 1,084,625.07                0.44
4.001 - 4.250                                    459                10,351,726.22                4.20
4.251 - 4.500                                    191                 3,593,958.96                1.46
4.501 - 4.750                                      3                    65,114.16                0.03
4.751 - 5.000                                      8                    56,492.59                0.02
5.001 - 5.250                                     24                   477,889.49                0.19
5.251 - 5.500                                      7                   140,908.61                0.06
5.751 - 6.000                                      3                    36,444.62                0.01
6.001 - 6.250                                      1                     9,500.00                0.00
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                ======================================================================



                                  Credit Limit Utilization Rates (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
     Range of Credit Limit               Number of               Aggregate Unpaid         Loan Group
       Utilization Rates              Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
 0.00%                                         1,692                        $3.14                0.00
 0.01 - 10.00                                    175                   419,122.38                0.17
 10.01 - 20.00                                   209                 1,388,462.17                0.56
 20.01 - 30.00                                   240                 2,088,089.39                0.85
 30.01 - 40.00                                   290                 3,824,579.29                1.55
 40.01 - 50.00                                   433                 6,696,332.62                2.72
 50.01 - 60.00                                   458                 8,138,212.59                3.30
 60.01 - 70.00                                   548                11,451,562.66                4.65
 70.01 - 80.00                                   717                16,653,053.19                6.75
 80.01 - 90.00                                 1,065                26,943,638.04               10.93
 90.01 - 100.00                                5,474               168,927,869.72               68.52
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                 =====================================================================


---------------------------------
(1) The "Credit Limit Utilization Rate" for each mortgage loan in Loan Group 1 is determined by dividing its balance on the Statistic Calculation Date by the credit limit of the related credit line agreement.




                                            Maximum Rates
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Maximum Rates                Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
11.750%                                            1                   $15,041.30                0.01
12.500                                             3                    58,882.15                0.02
12.750                                            72                 1,182,590.43                0.48
13.000                                           107                 1,982,367.56                0.80
13.500                                             8                    66,916.40                0.03
15.000                                            84                 1,633,439.35                0.66
15.500                                             7                   230,872.13                0.09
16.000                                           277                 5,326,578.54                2.16
17.000                                           562                10,230,445.97                4.15
18.000                                        10,176               225,572,227.92               91.50
24.000                                             2                   151,443.25                0.06
25.000                                             1                    43,540.00                0.02
25.500                                             1                    36,580.19                0.01
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                ======================================================================




                              Months Remaining to Scheduled Maturity (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
  Range of Months Remaining to           Number of               Aggregate Unpaid         Loan Group
        Schedule Maturity             Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
 97 - 108                                         17                  $131,817.45                0.05
133 - 144                                         70                 1,919,228.73                0.78
157 - 168                                         74                 2,390,480.64                0.97
217 - 228                                        194                 3,376,854.37                1.37
277 - 288                                     10,946               238,712,544.00               96.83
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                ======================================================================

---------------------------------
(1)  Assumes that the Draw Period for Loan Group 1 Statistic Calculation Pool
     Mortgage Loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.






                                           Origination Year
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
        Origination Year              Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
1999                                               2                   $39,646.47                0.02
2000                                          11,299               246,491,278.72               99.98
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                ======================================================================






                                          Delinquency Status
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
   Number of Days Delinquent          Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
CURRENT                                       11,207              $244,050,758.72               98.99
30 - 59 DAYS                                      50                 1,108,704.89                0.45
60 - 89 DAYS                                       8                   293,998.63                0.12
90+ DAYS                                          36                 1,077,462.95                0.44
------------------------------------------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                ======================================================================





                                            Credit Limits
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
     Range of Credit Limits           Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
$      0.00  to  $ 10,000                        337                $2,114,339.23                0.86
$ 10,000.01  to  $ 20,000                      3,837                44,420,479.58               18.02
$ 20,000.01  to  $ 30,000                      3,055                54,464,366.73               22.09
$ 30,000.01  to  $ 40,000                      1,432                36,911,133.84               14.97
$ 40,000.01  to  $ 50,000                      1,022                30,843,431.29               12.51
$ 50,000.01  to  $ 60,000                        441                16,938,996.91                6.87
$ 60,000.01  to  $ 70,000                        287                11,773,922.14                4.78
$ 70,000.01  to  $ 80,000                        238                11,581,437.82                4.70
$ 80,000.01  to  $ 90,000                        144                 6,867,022.09                2.79
$ 90,000.01  to  $100,000                        398                22,562,771.15                9.15
$100,000.01  to  $125,000                         79                 5,287,928.83                2.14
$125,000.01  to  $150,000                         22                 1,961,525.02                0.80
$150,000.01  to  $175,000                          4                   217,113.12                0.09
$175,000.01  to  $200,000                          4                   586,457.44                0.24
$200,000.01  to  $225,000                          1                         0.00                0.00
---------------------------------
                                 ----------------------------------------------------------------------
        Total                                 11,301              $246,530,925.19              100.00
                                 ======================================================================






                                                     13



                                             LOAN GROUP 2
                                          Principal Balances
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
            Range of                     Number of               Aggregate Unpaid         Loan Group
     Principal Balances ($)           Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
$      0.00  to  $ 10,000                        696                $1,593,726.19                1.57
$ 10,000.01  to  $ 20,000                        706                10,703,191.61               10.52
$ 20,000.01  to  $ 30,000                        484                12,140,885.13               11.93
$ 30,000.01  to  $ 40,000                        241                 8,424,681.22                8.28
$ 40,000.01  to  $ 50,000                        154                 6,972,475.82                6.85
$ 50,000.01  to  $ 60,000                        100                 5,498,058.59                5.40
$ 60,000.01  to  $ 70,000                         51                 3,350,639.52                3.29
$ 70,000.01  to  $ 80,000                         50                 3,794,905.81                3.73
$ 80,000.01  to  $ 90,000                         47                 4,026,826.14                3.96
$ 90,000.01  to  $100,000                         70                 6,818,694.86                6.70
$100,000.01  to  $125,000                         39                 4,409,579.09                4.33
$125,000.01  to  $150,000                         91                12,769,439.55               12.55
$150,000.01  to  $175,000                         23                 3,746,667.23                3.68
$175,000.01  to  $200,000                         18                 3,455,524.10                3.40
$200,000.01  to  $225,000                         11                 2,352,713.21                2.31
$225,000.01  to  $250,000                         11                 2,647,800.77                2.60
$250,000.01  to  $275,000                          7                 1,872,459.11                1.84
$275,000.01  to  $300,000                         10                 2,913,771.34                2.86
$300,000.01  to  $325,000                          1                   302,224.88                0.30
$325,000.01  to  $350,000                          3                 1,012,880.65                1.00
$450,000.01  to  $475,000                          2                   944,304.68                0.93
$475,000.01  to  $500,000                          3                 1,475,924.33                1.45
$500,000.01  to  $525,000                          1                   506,794.52                0.50
-------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                 ======================================================================


                                  Combined Loan-to-Value Ratios (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
      Range of Combined                  Number of               Aggregate Unpaid         Loan Group
   Loan-to-Value Ratios (%)           Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
    0 - 10.00                                      4                   $36,585.57                0.04
 10.01- 20.00                                      8                   428,945.93                0.42
 20.01- 30.00                                     12                   692,322.67                0.68
 30.01- 40.00                                     27                 1,662,524.26                1.63
 40.01- 50.00                                     37                 3,063,621.40                3.01
 50.01- 60.00                                     63                 3,329,661.00                3.27
 60.01- 70.00                                    292                15,078,424.62               14.82
 70.01- 80.00                                    401                23,497,002.98               23.10
 80.01- 90.00                                    944                30,088,623.63               29.58
 90.01-100.00                                  1,031                23,856,456.29               23.45

                                ----------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================

---------------------------------
(1)  The ratio (expressed as a percentage) of (A) the sum of (i) the credit limit of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans
     (calculated generally at the date of origination of the mortgage loans)
     to (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii)
     in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.






                                            Loan Rates (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
            Range of                     Number of               Aggregate Unpaid         Loan Group
         Loan Rates (%)              Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
 4.501 -  5.000                                    1                  $166,936.25                0.16
 6.501 -  7.000                                  163                15,110,198.21               14.85
 7.001 -  7.500                                  256                17,787,720.87               17.48
 7.501 -  8.000                                  220                13,902,354.23               13.67
 8.001 -  8.500                                   48                 1,836,913.22                1.81
 8.501 -  9.000                                  414                12,561,790.78               12.35
 9.001 -  9.500                                  563                13,621,291.10               13.39
 9.501 - 10.000                                  294                 8,177,783.99                8.04
10.001 - 10.500                                  163                 4,407,876.54                4.33
10.501 - 11.000                                   78                 1,792,556.13                1.76
11.001 - 11.500                                  248                 5,711,747.38                5.61
11.501 - 12.000                                  276                 5,362,606.23                5.27
12.001 - 12.500                                   33                   710,815.13                0.70
12.501 - 13.000                                   52                   485,958.25                0.48
13.501 - 14.000                                    2                    18,616.83                0.02
14.001 - 14.500                                    3                    37,754.19                0.04
14.501 - 15.000                                    4                    41,249.02                0.04
15.001 - 15.500                                    1                         0.00                0.00
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                 ======================================================================




                                    Geographical Distribution (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
             State                    Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
AK                                                 5                  $102,584.46                0.10
AL                                                49                 1,072,996.34                1.05
AZ                                                92                 2,652,561.13                2.61
CA                                               780                45,776,979.44               45.00
CO                                               134                 4,387,926.83                4.31
CT                                                16                   717,759.24                0.71
DC                                                 3                   182,332.03                0.18
DE                                                 6                   152,390.42                0.15
FL                                               158                 3,241,274.50                3.19
GA                                                91                 2,510,178.09                2.47
HI                                                14                   409,987.05                0.40
IA                                                 9                   288,949.90                0.28
ID                                                29                   954,559.59                0.94
IL                                               102                 3,485,826.04                3.43
IN                                                46                   946,996.78                0.93
KS                                                41                 1,124,710.75                1.11
KY                                                30                   494,328.11                0.49
LA                                                26                   643,798.98                0.63
MA                                                67                 2,890,006.47                2.84
MD                                                29                   725,441.87                0.71
ME                                                 5                    25,831.35                0.03
MI                                               147                 3,554,241.43                3.49
MN                                                16                   502,422.07                0.49
MO                                                53                 1,293,953.79                1.27
MS                                                11                   226,143.83                0.22
MT                                                13                   225,897.21                0.22
NC                                                66                 1,492,913.24                1.47
NE                                                12                   149,474.93                0.15
NH                                                12                   408,350.30                0.40
NJ                                                80                 2,673,287.34                2.63
NM                                                21                   640,245.41                0.63
NV                                                27                   833,215.30                0.82
NY                                                65                 2,389,858.36                2.35
OH                                               101                 1,912,055.52                1.88
OK                                                49                   741,371.85                0.73
OR                                                40                 1,256,007.42                1.23
PA                                                68                 1,368,419.85                1.35
RI                                                 4                    95,378.54                0.09
SC                                                19                   577,024.59                0.57
SD                                                 1                         0.00                0.00
TN                                                11                   305,394.57                0.30
TX                                                20                   457,801.72                0.45
UT                                                47                 1,443,502.61                1.42
VA                                                66                 1,678,122.70                1.65
VT                                                 5                    52,580.51                0.05
------------------------------------------------------------------------------------------------------







                                    Geographical Distribution (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
             State                    Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
WA                                               105                 3,818,020.54                3.75
WI                                                19                   333,388.14                0.33
WV                                                 1                    14,343.84                0.01
WY                                                 8                   503,333.37                0.49
------------------------------------------------------------------------------------------------------
       Total                                   2,819              $101,734,168.35              100.00
                                 ======================================================================


---------------------------------
(1)  Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.




                                            Property Type
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Property Type                Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
2-4Units                                          40                $1,355,287.87                1.33
Lo Condo                                         130                 3,442,139.47                3.38
PUD                                              407                15,804,703.98               15.54
SinglFam                                       2,242                81,132,037.03               79.75
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================




                                            Lien Priority
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Lien Priority                Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
1st Liens                                         34                $1,950,991.71                1.92
2nd Liens                                      2,785                99,783,176.64               98.08
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================




                                               Margins
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
        Range of Margins              Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
-2.000 - -1.000                                    1                  $166,936.25                0.16
0.000                                            135                11,914,369.82               11.71
0.001 - 0.250                                     29                 3,194,843.49                3.14
0.251 - 0.500                                    146                11,279,930.36               11.09
0.501 - 0.750                                    111                 6,510,049.04                6.40
0.751 - 1.000                                     68                 4,359,823.08                4.29
1.001 - 1.250                                    145                 9,208,136.69                9.05
1.251 - 1.500                                     17                 1,119,605.72                1.10
1.501 - 1.750                                     32                   816,516.29                0.80
1.751 - 2.000                                    229                 6,763,710.89                6.65
2.001 - 2.250                                    181                 5,749,496.25                5.65
2.251 - 2.500                                    264                 6,649,214.64                6.54
2.501 - 2.750                                    304                 7,038,460.39                6.92
2.751 - 3.000                                    244                 6,859,453.37                6.74
3.001 - 3.250                                     47                 1,300,530.33                1.28
3.251 - 3.500                                     76                 1,970,916.80                1.94
3.501 - 3.750                                     88                 2,436,959.74                2.40
3.751 - 4.000                                     11                   213,982.53                0.21
4.001 - 4.250                                     65                 1,555,918.04                1.53
4.251 - 4.500                                    235                 5,450,381.22                5.36
4.501 - 4.750                                     13                   284,021.72                0.28
4.751 - 5.000                                     58                   614,159.89                0.60
5.001 - 5.250                                    220                 4,748,446.34                4.67
5.251 - 5.500                                     31                   710,815.13                0.70
5.751 - 6.000                                     42                   381,956.81                0.38
6.001 - 6.250                                     10                   104,001.44                0.10
6.751 - 7.000                                      2                    18,616.83                0.02
7.001 - 7.250                                      1                    55,886.76                0.05
7.501 - 7.750                                      9                   116,319.49                0.11
7.751 - 8.000                                      3                    41,249.02                0.04
8.251 - 8.500                                      1                         0.00                0.00
8.501 - 8.750                                      1                    99,459.98                0.10
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                 =====================================================================




                                  Credit Limit Utilization Rates (1)
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
      Range of Credit Limit              Number of               Aggregate Unpaid         Loan Group
        Utilization Rates             Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
  0.00%                                           453                        $0.82                0.00
  0.01% - 10.00%                                  56                   306,705.72                0.30
 10.01% - 20.00%                                  43                   904,731.25                0.89
 20.01% - 30.00%                                  50                 1,042,963.85                1.03
 30.01% - 40.00%                                  56                 1,593,572.58                1.57
 40.01% - 50.00%                                  58                 1,614,714.93                1.59
 50.01% - 60.00%                                  90                 4,102,962.85                4.03
 60.01% - 70.00%                                 118                 5,389,661.72                5.30
 70.01% - 80.00%                                 124                 5,159,583.57                5.07
 80.01% - 90.00%                                 215                 8,789,758.77                8.64
 90.01% - 100.00%                              1,556                72,829,512.29               71.59
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================

---------------------------------
(1)  The "Credit Limit Utilization Rate" for each mortgage loan in Loan Group
     1 is determined by dividing its balance on the Statistic Calculation Date by the credit limit of the related credit line agreement.





                                            Maximum Rates
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
         Maximum Rates                Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
12.75%                                             4                  $106,005.75                0.10
13.00                                              6                   199,388.82                0.20
13.50                                              1                         0.00                0.00
15.00                                             13                   225,897.21                0.22
16.00                                             69                 1,571,427.29                1.54
17.00                                            182                 3,750,464.02                3.69
18.00                                          2,544                95,880,985.26               94.25
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================





                              Months Remaining to Scheduled Maturity (1)
-------------------------------------------------------------------------------------------------------
       Range of Months                                                                  Percentage of
        Remaining to                     Number of               Aggregate Unpaid         Loan Group
     Scheduling Maturity              Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
133 - 144                                          8                  $292,272.85                0.29
157 - 168                                         13                   683,403.34                0.67
217 - 228                                         11                   305,394.57                0.30
277 - 288                                      2,787               100,453,097.59               98.74
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================

---------------------------------
(1)  Assumes that the Draw Period for Loan Group 1 Statistic Calculation Pool
     Mortgage Loans with five year draw periods and fifteen year repayment periods will be extended for an additional five years.







                                           Origination Year
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
        Origination Year              Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
2000                                           2,819              $101,734,168.35              100.00
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================





                                          Delinquency Status
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
   Number of Days Delinquent          Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
CURRENT                                        2,794              $100,935,310.57               99.21
30 - 59 DAYS                                      13                   269,811.22                0.27
60 - 89 DAYS                                       3                    65,386.66                0.06
90+ DAYS                                           9                   463,659.90                0.46
------------------------------------------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                ======================================================================






                                            Credit Limits
-------------------------------------------------------------------------------------------------------
                                                                                        Percentage of
                                         Number of               Aggregate Unpaid         Loan Group
     Range of Credit Limits           Mortgage Loans            Principal Balance              (%)
-------------------------------------------------------------------------------------------------------
$      0.00  to $   10,000                        71                  $415,405.88                0.41
$ 10,000.01  to $   20,000                       782                 9,430,958.94                9.27
$ 20,000.01  to $   30,000                       590                11,268,294.03               11.08
$ 30,000.01  to $   40,000                       295                 7,507,024.84                7.38
$ 40,000.01  to $   50,000                       228                 7,372,559.93                7.25
$ 50,000.01  to $   60,000                       137                 5,202,860.10                5.11
$ 60,000.01  to $   70,000                        79                 3,122,489.64                3.07
$ 70,000.01  to $   80,000                        69                 3,267,372.48                3.21
$ 80,000.01  to $   90,000                        61                 3,581,323.31                3.52
$ 90,000.01  to $  100,000                       137                 8,428,607.19                8.28
$100,000.01  to $  125,000                        31                 2,095,680.22                2.06
$125,000.01  to $  150,000                       154                14,452,094.83               14.21
$150,000.01  to $  175,000                        32                 3,413,656.12                3.36
$175,000.01  to $  200,000                        44                 4,906,297.07                4.82
$200,000.01  to $  225,000                        19                 1,950,828.38                1.92
$225,000.01  to $  250,000                        22                 3,449,406.99                3.39
$250,000.01  to $  275,000                         9                 1,164,661.55                1.14
$275,000.01  to $  300,000                        21                 3,394,075.58                3.34
$325,000.01  to $  350,000                         9                 1,943,507.77                1.91
$350,000.01  to $  375,000                         2                   198,724.31                0.20
$375,000.01  to $  400,000                         1                         0.00                0.00
$400,000.01  to $  425,000                         4                   470,458.09                0.46
$450,000.01  to $  475,000                         2                   944,304.68                0.93
$475,000.01  to $  500,000                        15                 2,659,783.25                2.61
$550,000.01  to $  575,000                         1                   104,118.00                0.10
$575,000.01  to $  600,000                         1                         0.00                0.00
$725,000.01  to $  750,000                         1                   150,000.00                0.15
$975,000.01  to $1,000,000                         2                   839,675.17                0.83
                                 ---------------------------------------------------------------------
        Total                                  2,819              $101,734,168.35              100.00
                                 =====================================================================


                                   EXHIBIT 2

                         Report to Certificateholders




                    ------------------------------------------------------------------------------------------
                                                   Countywide Home Loans Inc.
                                      Revolving Home Equity Loan Asset Backed Certificates
                                                         Series 2000-B
                    ------------------------------------------------------------------------------------------

Distribution Date:          15-Aug-01

-----------------------------------------------------------------------------------------------------------------------------
               Original             Beginning
          Investor Certificate  Investor Certificate   Principal         Interest      Investor Certficate    Investor Loss
Class      Principal Balance     Principal Balance    Distribution     Distribution    Distribution Amount       Amount
-----------------------------------------------------------------------------------------------------------------------------
 A-1        365,000,000.00        $253,652,851.42    $12,594,925.82      $826,485.54     $13,421,411.36          $0.00
 A-2        185,000,000.00        $106,257,303.63     $7,297,752.05      $359,503.88      $7,657,255.93          $0.00
  R                  $0.00                  $0.00             $0.00            $0.00              $0.00          $0.00
-----------------------------------------------------------------------------------------------------------------------------
TOTAL      $550,000,000.00        $359,910,155.05    $19,892,677.87    $1,185,989.42     $21,078,667.29          $0.00
-----------------------------------------------------------------------------------------------------------------------------



--------------------------------
                 Ending
           Investor Certificate
Class       Principal Balance
-------------------------------
 A-1         $241,057,925.60
 A-2          $98,959,551.58
  R                    $0.00
-------------------------------
TOTAL        $340,017,477.18
-------------------------------




---------------------------------------------------------------------------------------------------------------------------
                                                  AMOUNTS PER $1,000 UNIT
---------------------------------------------------------------------------------------------------------------------------
                             Beginning                                                                        Ending
                         Investor Certificate    Principal        Interest      Investor Certficate    Investor Certificate
Class         CUSIP       Principal Balance     Distribution    Distribution    Distribution Amount    Principal Balance
---------------------------------------------------------------------------------------------------------------------------
 A-1        126671JE7      694.93931896         34.50664608      2.26434395         36.77099003          660.43267288
 A-2        126671JF4      574.36380341         39.44730838      1.94326422         41.39057259          534.91649503

----------------------------------------------------------------------------------------------------------------------------





---------------------------------
Investor Certificate Rates
---------------------------------
                   Investor
 Class         Certificate Rate
---------------------------------
  A-1              3.91000%
  A-2              4.06000%
---------------------------------

Investor Certificate Rates based on a LIBOR of:                  3.83000%






             PLEASE DIRECT ANY QUESTIONS OR COMMENTS TO THE FOLLOWING ADMINISTRATOR:

                                                                                     Barbara Grosse
                                                                                     Bank One, NA
                                                                                     1 Bank One Plaza
                                                                                     Chicago, IL 60670





                    ------------------------------------------------------------------------------------------
                                                   Countywide Home Loans Inc.
                                      Revolving Home Equity Loan Asset Backed Certificates
                                                         Series 2000-B
                    ------------------------------------------------------------------------------------------


Distribution Date:          15-Aug-01



                                      Information pursuant to Section 5.03 of the
                                   Pooling and Servicing Agreement dated May 25, 2000


                                                                                             Group 1           Group 2
                                                                                   -------------------------------------
(i)                Investor Floating Allocation Percentage                                  97.88739%         97.45523%

(ii)               Investor Certificate Distribution Amount                             13,421,411.36      7,657,255.93
(iii)              Investor Certificate Interest                                            826485.54         359503.88
                   Investor Certificate Interest not payable,
                        due to insufficient Investor Interst Collections                            0                 0
(iv)               Unpaid Investor Certificate Interest Shortfall paid                           0.00              0.00
                   Per $1000 of Original Investor Certificate Principal Balance             0.0000000         0.0000000

(v)                Remaining Unpaid Investor Certificate Interest Shortfall                      0.00              0.00
                   Per $1000 of Original Investor Certificate Principal Balance             0.0000000         0.0000000

(vi), (vii)        Principal Distributed
                   Investor Loss Amount paid as principal                                   88,882.87              0.00
                   Investor Loss Reduction Amounts paid as principal                             0.00              0.00
                   Accelerated Principal Distribution Amount                                   578.45              0.00
                   Scheduled Principal Distribution Amount                              12,505,464.50      7,297,752.05
                   Guaranteed Principal Distribution Amount                                      0.00              0.00
                                                                                   -------------------------------------
                   Total Principal Distributed                                          12,594,925.82      7,297,752.05

(viii)             Unreimbursed Investor Loss Reduction Amounts                                  0.00              0.00
                   Per $1000 of Original Investor Certificate Principal Balance             0.0000000         0.0000000

(ix)               Basis Risk Carryforward Distributed                                           0.00              0.00

(x)                Basis Risk Carryforward Remaining                                             0.00              0.00

(xi)               Servicing Fee                                                           107,969.66         45,429.97

(xii)              Invested Amount (before distributions)                              253,652,851.42    106,257,303.63
                   Invested Amount (after distributions)                               241,057,925.60     98,959,551.58
                   Investor Certificate Principal Balance (after distribution)         241,057,925.60     98,959,551.58
                   Loan Group Factor                                                        0.6604426         0.5349904

(xiii)             Asset Balance of Mortgage Loans                                     246,530,925.19    101,734,168.35

(xiv)              Credit Enhancement Draw Amount                                                0.00              0.00






                    ------------------------------------------------------------------------------------------
                                                   Countywide Home Loans Inc.
                                      Revolving Home Equity Loan Asset Backed Certificates
                                                         Series 2000-B
                    ------------------------------------------------------------------------------------------


Distribution Date:          15-Aug-01



(xv)         Delinquency Information
                              -----------------------------------------------------------------------------------------------
                                                     Group 1                                       Group 2
                              -----------------------------------------------------------------------------------------------
                                    Count            Balance     % of Group Bal     Count          Balance    % of Group Bal
                              -----------------------------------------------------------------------------------------------
                30-59 days             41       1,088,766.60          0.441635%        11       269,811.22         0.265212%
                60-89 days              6         293,998.63          0.119254%         2        65,386.66         0.064272%
             90 or more days           24         673,866.66          0.273340%         9       463,659.90         0.455756%
                              ----------------------------------------------------------------------------------------------
                  Total                71       2,056,631.89          0.834229%        22       798,857.78         0.785240%
                              ----------------------------------------------------------------------------------------------

             *Note:  The above statistics do not include loans in foreclosure proceedings, bankruptcy, or REO properties.

             Bankruptcy Information





                              -----------------------------------------------------------------------------------------------
                                                     Group 1                                       Group 2
                              -----------------------------------------------------------------------------------------------
                                    Count            Balance     % of Group Bal     Count          Balance    % of Group Bal
                              -----------------------------------------------------------------------------------------------
                 Bankrupt              13         417,105.56          0.169190%         2        53,470.08          0.052559%
                              ------------------------------------------------------------------------------------------------



(xvi)        Foreclosure and REO Information


                              -----------------------------------------------------------------------------------------------
                                                     Group 1                                       Group 2
                              -----------------------------------------------------------------------------------------------
                                    Count            Balance     % of Group Bal     Count          Balance    % of Group Bal
                              -----------------------------------------------------------------------------------------------
               Foreclosure              2         142,121.00          0.057648%         0             0.00          0.000000%
                   REO                  0               0.00          0.000000%         0             0.00          0.000000%
                              ------------------------------------------------------------------------------------------------
                  Total                 2         142,121.00          0.057648%         0             0.00          0.000000%
                              ------------------------------------------------------------------------------------------------





                                                                                                        Group 1           Group 2
                                                                                                  --------------------------------
(xvii)         Optional Servicer Advances (Current Collection Period)                                        0.00              0.00
               Optional Servicer Advances (Outstanding)                                                      0.00              0.00

(xviii)        Investor Certificate Rate                                                                 3.91000%          4.06000%

(xix)          Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06
               Count                                                                                            0                 0
               Principal Balance                                                                             0.00              0.00

(xx)           Subordinated Transferor Collections                                                   3,689,097.72      1,363,772.27

(xxi)          Overcollateralization Step-Down Amount                                                        0.00              0.00

(xxii)         Available Transferor Subordinated Amount                                              5,474,339.41      2,774,616.77
               Required Transferor Subordinated Amount                                               5,474,917.86      2,774,616.77
               Transferor Interest Collections                                                          39,294.99         20,166.43
               Transferor Principal Collections                                                      3,649,802.73      1,343,605.84
(xxiv), (xxv)  Crossover Amount                                                                              0.00              0.00
               Funds on deposit in the Reserve Fund (Beginning of Period)                                    0.00
               Reserve Fund Deposit                                                                          0.00
               Reserve Fund Withdrawal                                                                       0.00
               Reserve Fund Release to Transferor                                                            0.00
                                                                                                -----------------
               Funds on deposit in the Reserve Fund (End of Period)                                          0.00



                                                                         Page 3






                    ------------------------------------------------------------------------------------------
                                                   Countywide Home Loans Inc.
                                      Revolving Home Equity Loan Asset Backed Certificates
                                                         Series 2000-B
                    ------------------------------------------------------------------------------------------


Distribution Date:          15-Aug-01



                                                   Other information

                                                                      Group 1           Group 2
                                                                 -----------------------------------
Transferor Principal Balance (Beginning)                            5,474,339.41      2,774,616.77
Transferor Principal Balance (Ending)                               5,472,999.59      2,774,616.77
Investor Fixed Allocation Percentage                                      98.50%            98.50%
Periods until Step-Down Remittance Date                                       17                17

Mortgage Loans Payment Summary
Interest Received                                                   1,967,993.33        837,894.38
Net Liquidation Proceeds (Allocable to Interest)                            0.00              0.00
Insurance Proceeds (Allocable to Interest)                                  0.00              0.00
Servicer Optional Advance (Allocable to Interest)                           0.00              0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)                   0.00              0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)                     0.00              0.00
Residual Advance                                                            0.00              0.00
                                                                 -----------------------------------
Total Interest                                                      1,967,993.33        837,894.38

Begining Balance                                                  259,127,190.83    109,031,920.40
Principal Collections                                              16,155,267.23      8,641,357.89
Net Liquidation Proceeds (Alloc. to Principal)                              0.00              0.00
Insurance Proceeds (Alloc. to Principal)                                    0.00              0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)                     0.00              0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)                       0.00              0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06                 0.00              0.00
Transfer Deposit Amount per Sect. 2.02 (a)                                  0.00              0.00
                                                                 -----------------------------------
Total Principal                                                    16,155,267.23      8,641,357.89

Additional Balances                                                 3,649,802.73      1,343,605.84
Ending Principal Balance                                          246,530,925.19    101,734,168.35
Total Collections                                                  18,015,290.90      9,433,822.30
Alternative Principal Payment                                      12,505,464.50      7,297,752.05

Loans Average Daily Balance                                       257,093,848.54    106,509,472.27

Weighted Average Loan Rate                                               8.7302%           8.7253%

Excess Interest                                                       854,561.41        400,424.16

Loan Modification Summary                                           Current         Cumulative       % of Initial
                                                                    -------         ----------       ------------
Loans with Senior Lien Balance Modification (CLTV<80%)                200,996.00      1,697,641.00             0.31%
Loans with Senior Lien Balance Modification (CLTV>80%)                167,775.00      3,687,733.00             0.67%
Loans with Credit Limit Modification                                        0.00              0.00             0.00%
Loans with Gross Margin Modification                                        0.00              0.00             0.00%


                                                                         Page 4


Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall                     0.00              0.00
AMBAC Surety Bond in force?                                            YES               YES
Credit Enhancement Draw Amount                                              0.00              0.00
Guaranteed Principal Distribution Amount                                    0.00              0.00
Guaranteed Distribution                                               826,485.54        359,503.88
Credit Enhancement Premium                                             30,132.24         12,369.94
Fannie Mae Guarantee Fee                                               20,088.16
Fannie Mae Guarantee Payment Amount                                         0.00
Overcollateralization
Required O/C Amount                                                       578.45              0.00
Beginning O/C Amount                                                        0.00              0.00
Ending O/C Amount                                                           0.00              0.00
Ending O/C Amount (% of Original Pool Balance)                           0.0000%           0.0000%

Liquidation Loss Amount (Current Period)                               90,801.14              0.00
Liquidation Loss Amount (Cumulative)                                  135,749.11        193,209.29

Cumulative Loss Step-Up Percentage                                         0.00%
Cumulative Loss Test Violated?                                         NO
Rolling Six Month Delinquency Test Violated?                           NO
Monthly Delinquency Rate                                                 0.5730%
Rolling Six Month Delinquency Rate                                       0.4541%
Required Subordinated Percentage                                           1.50%             1.50%
Balance used for Required Subordinated Amount                    Initial Balance   Initial Balance
Initial Subordinated Amount                                           (5,476.29)       (25,548.88)
Can Required Transferor Subordinated Amount be Reduced?                NO               NO
Has a Rapid Amortization Event occurred?                               NO
Cause of Rapid Amortization Event.                                     NA
Has an Event of Servicing Termination occurred?                        NO
Cause of Event of Servicing Termination.                               NA



                                                                        Page 5







-----------------------------------------------------------------------------------------------------------------------------
                                               RECONCILIATION REPORT
                                                                                      ISSUE DATE       :            30-May-00
DEAL NAME:    COUNTRYWIDE HOME LOANS, INC.                                            DISTRIBUTION DATE:            15-Aug-01
              Revolving Home Equity Loan Asset Backed Certificates, Series 2000-B     DETERMINATION DATE:           12-Aug-01
                                                                                      RUN DATE:                     08-Aug-01
                                                                                                                  03:23:03 PM
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
I.  CASH RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------

A.  Cash Available for Distribution                                         Group 1           Group 2             Total
                                                                            -------           -------             -----
Net Collections Interest Collections - per Servicer Report               $1,860,023.67       $792,464.41      $2,652,488.08
Principal Collections - per Servicer Report                             $16,155,267.23     $8,641,357.89     $24,796,625.12
Residual Advance                                                                 $0.00             $0.00              $0.00
Cash Released from Reserve Account                                               $0.00             $0.00              $0.00
Insured Payment                                                                  $0.00             $0.00              $0.00
----------------------                                                  -----------------------------------------------------
Total Deposit to Collection Account                                     $18,015,290.90     $9,433,822.30     $27,449,113.20

-----------------------------------------------------------------------------------------------------------------------------
II.  DISTRIBUTION SUMMARY AND RECONCILIATION
-----------------------------------------------------------------------------------------------------------------------------

A. Amounts Distributed:

Section 5.01
Trustee Fee                                                                      $0.00             $0.00              $0.00
Premium to Credit Enhancer                                                  $30,132.24        $12,369.94         $42,502.18
Fannie Mae Guarantee Fee                                                    $20,088.16             $0.00         $20,088.16
Investor Certificate Interest and Unpaid Investor Certificate Interest     $826,485.54       $359,503.88      $1,185,989.42
Unreimbursed Credit Enhancement Draw Amounts                                     $0.01             $0.00              $0.01
Reserve Fund Deposit                                                             $0.00             $0.00              $0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03                             $0.00             $0.00              $0.00
Basis Risk Carryforward                                                          $0.00             $0.00              $0.00
Class A Investor Certificate Principal Distributed                      $12,594,925.82     $7,297,752.05     $19,892,677.87
Transferor Interest Distributed                                            $893,856.40       $420,590.59      $1,314,446.99
Transferor Principal Distributed                                         $3,649,802.73     $1,343,605.84      $4,993,408.57
                                                                       ----------------------------------------------------

Total Distributions                                                     $18,015,290.90     $9,433,822.30     $27,449,113.20

Difference (Remains in Collections Account)                                      $0.00           ($0.00)            ($0.00)
                                                                       ====================================================

Balance Reconciliation
Loan Group Beginning Balance                                             259,127,190.83   109,031,920.40    $368,159,111.23
Loan Group Ending Balance                                                246,530,925.19   101,734,168.35     348,265,093.54
                                                                       -----------------------------------------------
Change in Balance                                                         12,596,265.64     7,297,752.05     $19,894,017.69
Principal Collections                                                     16,155,267.23     8,641,357.89     $24,796,625.12
Liquidation Loss Amount                                                       90,801.14             0.00         $90,801.14
Additional Balances                                                        3,649,802.73     1,343,605.84      $4,993,408.57
                                                                       -----------------------------------------------------
Balance Check                                                                     (0.00)            0.00             (0.00)
                                                                       =====================================================



                                                                        Page 6

